Exhibit 99.1

FPIC INSURANCE GROUP, INC.
REPORTS FIRST QUARTER 2008 RESULTS

JACKSONVILLE, Fla. (Business Wire) – April 30, 2008 – FPIC Insurance Group, Inc. (“FPIC”) (NASDAQ:  FPIC) reported for the first quarter of 2008:

—	operating earnings of $10.9 million, or $1.20 per diluted common share, as compared to $17.7 million, or $1.74 per diluted common share, for the first quarter 2007; and

—	Income from continuing operations and net income of $10.8 million, or $1.19 per diluted common share, as compared to $17.7 million, or $1.75 per diluted common share, for the first quarter 2007.

The results for the quarter ended March 31, 2007 include a $9.7 million after-tax gain resulting from the commutation, effective January 1, 2007, of all reinsurance treaties under which our subsidiary, First Professionals Insurance Company, Inc. (“First Professionals”), acted as a reinsurer for Physicians’ Reciprocal Insurers (“PRI”).  Certain other factors affecting the comparability of our results are discussed in the “Unaudited Financial and Operational Highlights” section below.

“Our quality book of business continued to deliver strong earnings in the first quarter of this year,” said John R. Byers, President and Chief Executive Officer.  “Our bottom line results continued to benefit from favorable claims trends.  Not unexpectedly, our revenues declined during the quarter in light of moderating rates in our Florida market, which are the direct result of these improved claims trends.”  Mr. Byers added, “Overall, we’re very pleased with our start to 2008, and we remain focused on delivering long-term value to our shareholders.”

Unaudited Financial and Operational Highlights for First Quarter 2008
(as compared to first quarter 2007 unless otherwise indicated)

—	Operating earnings, excluding the impact of the PRI commutation in first quarter 2007, increased 35 percent (52 percent on a diluted common share basis).
—	Net income, excluding the impact of the PRI commutation in first quarter 2007, increased 34 percent (49 percent on a diluted common share basis).
—	Consolidated revenues declined 13 percent, primarily as a result of lower net premiums earned.
—	Our initiative to provide management services for alternative risk arrangements resulted in $1.3 million of direct written premiums for the quarter ended March 31, 2008 on 81 policyholders.
—
Excluding the impact of the PRI commutation in first quarter 2007, net premiums written declined 16 percent primarily as a result of lower premium rates in our Florida market and, to a lesser extent, a change in overall business mix.

—
The number of professional liability policyholders, excluding policyholders under alternative risk arrangements, increased 1 percent to 13,380 policyholders at March 31, 2008 compared to 13,205 policyholders at March 31, 2007.

—
Policyholder retention was 95 percent nationally and 96 percent in Florida for the quarter ended March 31, 2008 compared to 93 percent national retention and 94 percent Florida retention for the quarter ended March 31, 2007.

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—
Our current accident year loss ratio was 67 percent compared to 69 percent.  In addition, we recognized $4.5 million of favorable development on prior year reserves during the quarter ended March 31, 2008.

—	Our expense ratio was 22.4 percent compared to 18.9 percent. Excluding the impact of the PRI commutation, our expense ratio was 22.3 percent for the quarter ended March 31, 2007.
—
Book value per common share increased 3 percent to $33.91 as of March 31, 2008 from $33.03 as of December 31, 2007.  The statutory surplus of our insurance subsidiaries increased 1 percent to $264.8 million as of March 31, 2008 compared to $261.6 million as of December 31, 2007.

—
On a trade date basis, we repurchased 315,098 shares of our common stock during the quarter at an average price of $42.80 per share and had remaining authority from our Board of Directors to repurchase 115,445 more shares as of March 31, 2008.  In April 2008, our Board of Directors approved a 500,000 share increase in our share repurchase program.

—	On April 8, 2008, A.M. Best affirmed the financial strength rating of our insurance subsidiaries at A- (Excellent) with a stable outlook.

Conference Call Information
We will host a conference call at 11:00 a.m., Eastern Time, Thursday, May 1, 2008, to review our first quarter 2008 results.  To access the conference call, dial (866) 830-9065 (USA and Canada) or (660) 422-4543 (International) and use the conference ID code 43247384.

The conference call will also be broadcast live over the Internet in a listen-only format via our corporate website at http://www.fpic.com.  To access the call from FPIC’s home page, click on “Investor Relations” and a conference call link will be provided to connect you to the broadcast.  Questions can be submitted in advance of the call until 10:00 a.m., Eastern Time, Thursday, May 1, 2008, via e-mail at ir@fpic.com or through our corporate website at http://www.fpic.com, where a link on the “Investor Relations” page has been provided.

For individuals unable to participate in the conference call, a telephone replay will be available beginning at 2:30 p.m., Eastern Time, Thursday, May 1, 2008, and ending at 11:59 p.m., Eastern Time, Thursday, May 8, 2008.  To access the telephone replay, dial (800) 642-1687 (USA and Canada) or (706) 645-9291 (International) and use the access code 43247384.  A replay of the conference call webcast will also be available beginning at 2:30 p.m., Eastern Time, Thursday, May 1, 2008, on FPIC’s website.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of our plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing.  Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions.  You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this press release.

Factors that might cause our results to differ materially from those expressed or implied by the forward-looking statements contained in this press release include, but are not limited to:

i)	The effect of negative developments and cyclical changes in the medical professional liability insurance business;
ii)
The effects of competition, including competition for agents to place insurance, of physicians electing to self-insure or to practice without insurance coverage, and of related trends and associated pricing pressures and developments;

iii)	Business risks that result from our size, products, and geographic concentration;

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iv)
The risks and uncertainties involved in determining the rates we charge for our products and services, as well as these rates being subject to or mandated by legal requirements and regulatory approval;

v)	The actual amount of our new and renewal business;
vi)	The uncertainties involved in the loss reserving process, including the possible occurrence of insured losses with a frequency or severity exceeding our estimates;
vii)	The unpredictability of court decisions and our exposure to claims for extra contractual damages and losses in excess of policy limits;
viii)	Assessments imposed by state financial guaranty associations or other insurance regulatory bodies;
ix)	Developments in financial and securities markets that could affect our investment portfolio;
x)	Legislative, regulatory or consumer initiatives that may adversely affect our business, including initiatives seeking to lower premium rates;
xi)	The passage of additional or repeal of current tort reform measures, and the effect of such measures;
xii)	Developments in reinsurance markets that could affect our reinsurance programs or our ability to collect reinsurance recoverables;
xiii)	The loss of the services of any key members of senior management;
xiv)	Changes in our financial ratings resulting from one or more of these uncertainties or other factors and the potential impact on our agents’ ability to place insurance business on our behalf;
xv)
Other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2007, including Item 1A.  Risk Factors and Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations, filed with the SEC on February 27, 2008, and other factors discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on April 30, 2008.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures
To supplement the consolidated financial information presented herein in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we report certain non-GAAP financial measures widely used in the insurance industry to evaluate financial performance over time.  Operating earnings is a non-GAAP financial measure used by investors and analysts in the insurance sector to facilitate understanding of results by excluding: (i) the net effects of realized capital gains and losses, which are more closely tied to the financial markets; (ii) the cumulative effects of accounting changes and other infrequent or non-recurring items, which can affect comparability across reporting periods; and (iii) discontinued operations.  Tangible book value is a further non-GAAP financial measure used by investors and analysts to gauge book values excluding goodwill and other intangible assets.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  For more information on these non-GAAP financial measures, see the table captioned “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures,” provided later in this release.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and allow for greater transparency with respect to supplemental information used by us in our financial and operational decision-making.

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Corporate Profile
FPIC Insurance Group, Inc., through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers.

Contact Information
FPIC Insurance Group, Inc. Investor Relations, Dana Mullins, 904-360-3612 225 Water Street, Suite 1400 Jacksonville, Florida 32202	For all your investor needs, FPIC is on the Internet at www.fpic.com or e-mail us at ir@fpic.com.

FPIC Insurance Group, Inc.
Unaudited Selected Financial Data

Selected Data based on the Consolidated Statements of Income:

(in thousands, except earnings per common share)	For the Quarter Ended	For the Quarter Ended
	March 31, 2008	March 31, 2007
Revenues
Net premiums earned	$44,293	51,602
Net investment income	7,747	7,987
Net realized investment (losses) gains	(92)	74
Other income	97	77
Total revenues	52,045	59,740

Expenses
Net losses and loss adjustment expenses	25,155	21,647
Other underwriting expenses	9,941	9,777
Interest expense on debt	1,065	1,088
Other expenses	7	10
Total expenses	36,168	32,522

Income before income taxes	15,877	27,218
Less: Income tax expense	5,049	9,472
Net income	$10,828	17,746

Basic earnings per common share	$1.23	1.81
Basic weighted average common shares outstanding	8,776	9,801

Diluted earnings per common share	$1.19	1.75
Diluted weighted average common shares outstanding	9,089	10,161

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Selected Data based on the Consolidated Statements of Financial Position and the Consolidated Statements of Cash Flows:

(in thousands, except book value and tangible book value per common share)	As of	As of
	March 31, 2008	December 31, 2007
Total cash and investments	$787,443	781,286
Total assets	$1,078,463	1,077,022
Liability for losses and loss adjustment expenses ("LAE")	$582,763	585,087
Liability for losses and LAE, net of reinsurance	$440,947	440,752
Long-term debt	$46,083	46,083
Accumulated other comprehensive income (loss), net	$1,002	(884)
Total shareholders' equity	$299,430	295,597
Book value per common share	$33.91	33.03
Tangible book value per common share (1), (2)	$32.68	31.82
Common shares outstanding	8,830	8,949
Consolidated statutory surplus of insurance subsidiaries	$264,820	261,572

(in thousands)	For the Quarter Ended	For the Quarter Ended
	March 31, 2008	March 31, 2007
Cash flows from continuing operations
Net cash provided by (used in) operating activities (3)	$10,919	(77,698)
Net cash (used in) provided by investing activities	$(6,729)	46,832
Net cash used in financing activities	$(9,572)	(14,228)

(1)	Excludes goodwill of $10.8 million as of March 31, 2008 and December 31, 2007.
(2)
For additional information regarding the use of non-GAAP financial measures, see the discussion provided earlier in this release captioned “Non-GAAP Financial Measures” and the “Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures” provided later in this release.

(3)
Net cash used in operating activities for the quarter ended March 31, 2007 reflects a payment of $87.7 million as the result of the commutation of reinsurance treaties with PRI effective January 1, 2007.

Insurance Data:

(in thousands)	For the Quarter Ended		Percentage	For the Quarter Ended
	March 31, 2008		Change	March 31, 2007
Direct premiums written	$51,855	(1)	-14%	60,344
Assumed premiums written	—		0%	—
Commutation of assumed premiums written	—		100%	(54,465)	(2)
Ceded premiums written	(7,269)	(1)	0%	(7,282)
Net premiums written	$44,586		3278%	(1,403)

(1)	Includes $1.3 million of premiums associated with alternative risk arrangements. Management fees for such arrangements are included in other income.
(2)	Excluding the impact of the PRI commutation in first quarter 2007, net premiums written were $53.1 million.

	As of	Percentage	As of
	March 31, 2008	Change	March 31, 2007
Professional liability policyholders	13,380	1%	13,205
Professional liability policyholders under alternative risk arrangements	81	0%	—
Total professional liability policyholders	13,461	2%	13,205

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Insurance Data, continued:

	For the Quarter Ended	For the Quarter Ended
	March 31, 2008	March 31, 2007
Loss ratio
Current accident year	67.0%	69.0%
Commutation of assumed premiums written - prior accident years	0.0%	-27.0%
Prior accident years	-10.2%	0.0%
Calendar year loss ratio	56.8%	42.0%
Underwriting expense ratio (1)	22.4%	18.9%
Combined ratio	79.2%	60.9%

(1)
The underwriting expense ratio for the quarter ended March 31, 2007 includes the impact of the reinsurance commutations between First Professionals and PRI effective January 1, 2007.  Excluding the impact of the commutations, the underwriting expense ratio would be 22.3 percent.

	For the Quarter Ended	Percentage	For the Quarter Ended
	March 31, 2008	Change	March 31, 2007
Net Paid Losses and LAE on Professional Liability Claims (in thousands):
Net paid losses	$11,911	-75%	47,537
Less: net paid losses on commuted reinsurance agreements	144	-100%	29,376
Net paid losses excluding commuted reinsurance agreements	$11,767	-35%	18,161

Net paid LAE	$13,048	-3%	13,517
Less: net paid LAE on commuted reinsurance agreements	70	119%	32
Net paid LAE excluding commuted reinsurance agreements	$12,978	-4%	13,485

Net paid losses and LAE excluding commuted reinsurance agreements	$24,745	-22%	31,646

Professional liability claims and incidents closed without indemnity payment
Total professional liability claims closed without indemnity payment	117	-37%	187
Total professional liability incidents closed without indemnity payment	92	-55%	205
Total professional liability claims and incidents closed without indemnity payment	209	-47%	392

Total professional liability claims with indemnity payment	65	-34%	98

CWIP Ratio on a rolling four quarter basis(1)	30%		29%

CWIP Ratio, including incidents,on a rolling four quarter basis (1)	14%		15%

Professional liability claims and incidents reported during the period:
Total professional liability claims reported during the period	175	4%	169
Total professional liability incidents reported during the period	222	-3%	230
Total professional liability claims and incidents reported during the period	397	-1%	399

Total professional liability claims and incidents that remained open	3,462	-10%	3,828

(1)
The closed with indemnity payment (“CWIP”) ratio is defined as the ratio of total professional liability claims with indemnity payment to the sum of total professional liability claims with indemnity payment and total professional liability claims closed without indemnity payment.

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Reconciliation of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation of Net Income to Operating Earnings:

(in thousands, except earnings per common share)	For the Quarter Ended	For the Quarter Ended
	March 31, 2008	March 31, 2007
Net income	$10,828	17,746

Adjustments to reconcile net income to operating earnings:
Less: Net realized investment (losses) gains, net of income taxes	(57)	46
Total adjustments	(57)	46

Operating earnings	$10,885	17,700

Net income per diluted common share	$1.19	1.75
Adjustments to reconcile net income to operating earnings	0.01	(0.01)
Operating earnings per diluted common share	$1.20	1.74

Diluted weighted average common shares outstanding	9,089	10,161

Reconciliation of Shareholders’ Equity to Tangible Shareholders’ Equity:

(in thousands, except book value and tangible book value per common share)	As of	As of
	March 31, 2008	December 31, 2007
Total shareholders' equity	$299,430	295,597
Adjustments to reconcile total shareholders' equity to tangible shareholders' equity:
Goodwill	(10,833)	(10,833)
Tangible shareholders' equity	$288,597	284,764

Book value per common share	$33.91	33.03
Tangible book value per common share	$32.68	31.82

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